Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-275214 on Form S-3 of Charter Communications, Inc. of our report dated February 28, 2025 (June 18, 2025 as to the effects of the adjustments described in Note 1), relating to the financial statements of Cox Communications, Inc. appearing in the definitive proxy statement filed by Charter Communications Inc. on July 2, 2025.

/s/ Deloitte & Touche LLP

Atlanta, GA

August 18, 2025